Exhibit 99.2

IHS INC.

SEGMENT REVENUE AND OPERATING INCOME

(In thousands)

	Three months ended:		Six months ended
	February 29, 2008	May 31, 2008	May 31, 2008

Americas	$121,199	$126,193	$247,392
EMEA	63,631	66,726	130,357
APAC	13,947	14,274	28,221

Revenue	$198,777	$207,193	$405,970

Americas	$38,555	$39,449	$78,004
EMEA	10,603	11,801	22,404
APAC	3,971	3,789	7,760
Shared Services	(22,196)	(22,223)	(44,419)

Operating income	$30,933	$32,816	$63,749

	Three months ended:				Year ended
	February 28, 2007	May 31, 2007	August 31, 2007	November 30, 2007	November 30, 2007

Americas	$97,787	$98,144	$112,208	$119,886	$428,025
EMEA	42,519	46,376	58,043	63,361	210,299
APAC	12,315	10,380	13,105	14,268	50,068

Revenue	$152,621	$154,900	$183,356	$197,515	$688,392

Americas	$29,262	$29,875	$35,209	$39,438	$133,784
EMEA	7,519	9,080	7,636	10,966	35,201
APAC	3,253	1,735	3,327	4,267	12,582
Shared Services	(14,150)	(14,805)	(16,700)	(19,310)	(64,965)

Operating income	$25,884	$25,885	$29,472	$35,361	$116,602

	Three months ended:				Year ended
	February 28, 2006	May 31, 2006	August 31, 2006	November 30, 2006	November 30, 2006

Americas	$83,634	$83,583	$88,195	$90,871	$346,283
EMEA	36,590	39,663	41,254	46,117	163,624
APAC	9,642	9,609	10,474	11,138	40,863

Revenue	$129,866	$132,855	$139,923	$148,126	$550,770

Americas	$21,769	$21,572	$24,458	$23,558	$91,357
EMEA	6,369	5,600	6,363	11,806	30,138
APAC	2,327	1,578	1,977	2,832	8,714
Shared Services	(9,052)	(10,190)	(11,019)	(19,763)	(50,024)

Operating income	$21,413	$18,560	$21,779	$18,433	$80,185